EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AKI Holding Corp. (a wholly-owned subsidiary of AHC I Acquisition Corp.) and Subsidiaries of our report dated July 31, 1999, except for Note 19 which is as of September 15, 1999, relating to the consolidated financial statements which appears in AKI Holding Corp. (a wholly-owned subsidiary of AHC I Acquisition Corp.) and Subsidiaries' Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Nashville, Tennessee
September 28, 1999